UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1
TO
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 3, 2015

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18111 Von Karman, Suite 700

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of this Amendment No. 1 is to update the original filing of the Current Report on Form 8-K filed on June 4, 2015 (the “Original Filing”) to incorporate information concerning the Separation Agreement (as defined below) entered into by Quality Systems, Inc. (the “Company”) and Steven Plochocki on June 24, 2015.

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Original Filing, on June 3, 2015, Steven Plochocki informed the Company’s Board of Directors (the “Board”), and on June 4, 2015, the Company announced, that Mr. Plochocki will be retiring from his positions as President and Chief Executive Officer of the Company, effective June 30, 2015 (the “Separation Date”). Mr. Plochocki, who also serves as a member of the Board, will serve out the remainder of his current term on the Board, but will not stand for reelection at the Company’s Annual Shareholders’ Meeting on August 11, 2015 (the “2015 Annual Meeting”).

On June 24, 2015, the Company entered into a Separation Agreement and General Release with Mr. Plochocki (the “Separation Agreement”). A description of the Separation Agreement is contained in Item 5.02 below and incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2015, in connection with Mr. Plochocki retiring from his positions as President and Chief Executive Officer of the Company on the Separation Date, the Company and Mr. Plochocki entered into the Separation Agreement. Provided that the Separation Agreement has not been revoked by Mr. Plochocki prior to the expiration of the seven day revocation period described below, under the terms of the Separation Agreement:

•	The Company will pay Mr. Plochocki a lump sum separation payment of $618,000.

•	Provided that Mr. Plochocki makes a timely election for continued coverage pursuant to COBRA, the Company will reimburse Mr. Plochocki for his and his spouse’s continued coverage under the Company’s group health care plan until June 30, 2016 (or until such earlier date as Mr. Plochocki becomes eligible for coverage under another employer’s group health care plan).

•	Subject to the Company’s attainment of applicable performance goals for the full fiscal year ending March 31, 2016, Mr. Plochocki is eligible to receive a cash payment equal to the prorated value of his cash and equity bonuses payable under the Company’s fiscal year 2015 and fiscal year 2016 compensation programs that are tied to the Company’s fiscal year 2016 performance.

•	The Company will accelerate vesting as to the 20,000 shares of the Company’s common stock that are unvested under Mr. Plochocki’s June 3, 2014 option grant (which have an exercise price of $15.99 per share). These and the other vested stock options held by Mr. Plochocki will expire if not exercised on or before the three month anniversary of the Separation Date.

•	The Company will pay Mr. Plochocki $9,424 as his prorated non-employee director Board fee for the period from the Separation Date through the 2015 Annual Meeting.

•	From the Separation Date through October 31, 2015, Mr. Plochocki shall provide the Company consulting services as may be reasonably requested by the Company at a rate of $300 per hour.

In addition, the Separation Agreement contains a mutual general release of claims by Mr. Plochocki and the Company, as well as confidentiality, non-solicitation, non-disparagement and other provisions customary for an agreement of this type.

Pursuant to applicable law, Mr. Plochocki has a period of seven calendar days to revoke the Separation Agreement by providing the Company with written notice of such revocation. Any revocation of the Separation Agreement, however, shall not affect the finality of the separation of Mr. Plochocki’s employment with the Company on the Separation Date.

All compensatory arrangements in the Separation Agreement were approved by the Compensation Committee of the Board of Directors of the Company.

The foregoing summary of the Separation Agreement is qualified in its entirety by the text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated June 24, 2015, between Quality Systems, Inc. and Steven Plochocki

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY SYSTEMS, INC.

Date: June 24, 2015	By:	/s/ JOCELYN A. LEAVITT
Jocelyn A. Leavitt
Executive Vice President, General Counsel and Secretary

EXHIBITS ATTACHED TO THIS
AMENDMENT NO. 1
TO CURRENT REPORT ON FORM 8-K/A

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated June 24, 2015, between Quality Systems, Inc. and Steven Plochocki